                              Dated 16 April 1997
                              -------------------





                              ARMOR HOLDINGS, INC

                                    - and -

                            ARMOR HOLDINGS LIMITED

                                    - and -

                 NATWEST VENTURES NOMINEES LIMITED AND OTHERS

                                    - and -

                                MARTIN BRAYSHAW

                              -------------------

                                   AGREEMENT

                    for the sale and purchase of the whole
                        of the issued share capital of
                               DSL Group Limited

                              -------------------

                             ASHURST MORRIS CRISP
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2HA

                              Tel: 0171-638-1111
                              Fax: 0171-972-7990
                            CSG/A94200010/CY445881

THIS AGREEMENT is made on 16 April 1997

BETWEEN:-

(1) ARMOR HOLDINGS, INC whose principal place of business is at 13386 International Parkway, Jacksonville, Florida 32218 USA ("AHI");

(2) ARMOR HOLDINGS LIMITED whose registered office is at 10 Snow Hill, London EC1A 2AL ("AHL");

(3)       THOSE PERSONS whose names and addresses are set out in column 1 of schedule 1 (together the "VENDORS"); and

(4) MARTIN BRAYSHAW of Redhall, 87 Main Street, Lyddington, Nr Uppingham, Rutland LE15 9LS.

RECITALS

(A) DSL Group Limited is a private company limited by shares incorporated in England and Wales under the Companies Act 1985 under number 3206563. Further details relating to the Company are set out in schedule 2.

(B) The Company has the interests in bodies corporate details of which are set out in schedule 3.

(C) The Vendors are the registered holders and beneficial owners of the whole of the issued share capital of the Company, the numbers and classes of such shares of which each of the Vendors will be the owner as at Completion being set out opposite his name in schedule 1 (and being the numbers and classes of shares in the Company following the operation of the special resolution of the Company to be passed as envisaged pursuant to clause 2).

(D) The Vendors have agreed to sell the whole of the issued ordinary and deferred share capital of the Company to AHI and the whole of the issued preference share capital of the Company to AHL on the terms and subject to the conditions set out in this agreement free from Encumbrances.

(E) The Warrantors have made representations to each of AHI and AHL in the terms of the Warranties to the intent that AHI and AHL should rely on such representations in entering into this agreement and consumating the transactions contemplated hereby.

THE PARTIES AGREE AS FOLLOWS:-

1.        INTERPRETATION

1.1 The following provisions shall have effect for the interpretation of this agreement.

1.2 The following words and expressions and abbreviations shall, unless the context otherwise requires, have the following meanings:-

          "ACCOUNTS" means the audited financial statements of the Company and each of the Subsidiaries (save for US Defence Systems Incorporated in respect of which "ACCOUNTS" shall mean the unaudited accounts in the form attached to the Disclosure Letter and identified as such accounts), comprising the balance sheet of the Company, the consolidated balance sheet, profit and loss account and cash flow statement of the Group and the balance sheet and profit and loss account of each of the Subsidiaries, together in each case with the notes thereon, directors' report and auditors' certificate, as at and for the financial period, in the case of the Company, from 3 June 1996 and, in the case of each other member of the Group, from 31 March 1996 (save for Defence Systems Colombia SA whose financial period shall be from 31 December 1995) and, in each case, ended on the Accounts Date;

          "ACCOUNTS DATE" means 31 December 1996;

          "AMERICAN STOCK EXCHANGE" means American Stock Exchange, Inc.;

          "ASSOCIATED COMPANY" has the meaning given to it in sections 416 et seq. of the T.A.;

          "CLAIM" means a claim in respect of a breach of Warranty;

          "COMPANY" means the company described in recital (A) and also, for the purposes of but subject to the express provisions of, clause 6 and schedule 4, means those of the company described in recital (A) and the Subsidiaries in respect of which the relevant Warrantor gives Warranties in accordance with clause 5;

          "COMPLETION" means the completion of the sale and purchase of the Shares in accordance with clause 4;

          "COMPLETION DATE" means the date on which Completion occurs;

          "CONSIDERATION SHARES" means 1,274,217 shares of common stock of par value $0.01 each in the capital of AHI to be allotted and issued pursuant to clause 4.4 (being such number of shares of common stock of par value $0.01 each in the capital of AHI, rounded down to the nearest whole number, as has an aggregate value equal to (pound)6,725,656, and for this purpose, each share of common stock of par value $0.01 in the capital of AHI shall be valued at the average of the closing price of a share of common stock of par value $0.01 in the capital of AHI for the 20 consecutive trading days ended five consecutive trading days prior to 1 April 1997 (that is, ended on (and including) 24 March 1997) as quoted in the composite/close/price table on Bloomberg for the relevant 20 days (such average being $8.56875 per share) and such aggregate value (in US dollars) shall be converted into pounds sterling at (pound)1 equals $1.6234);

          "COVENANTORS" means Alastair Morrison, Richard Bethell, Martin Brayshaw, Alan Golacinski, William Daniell, Noel Philp and David Abbot;

          "Deferred Shares" means the issued deferred shares of (pound)1 each in the capital of the Company as at Completion;

          "DISCLOSURE LETTER" means a letter of today's date together with the attachments thereto addressed by the Warrantors to AHI and AHL disclosing exceptions to the Warranties and acknowledged by or on behalf of AHI and AHL;

          "DISTRIBUTION" means a distribution as defined by sections 209 to 211 (inclusive) of the T.A. and section 418 of the T.A.;

          "$" means the lawful dollar currency of the United States of America;

          "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, security interest or other third party right or interest (legal or equitable) over or in respect of the relevant asset, security or right;

          "GROUP" means the Company and the Subsidiaries;

          "HAMBRO DEBT" means the sum of (pound)400,000 which is owed by the Company to Hambro Group Investment Limited at the date hereof pursuant to the terms of the Share Acquisition Agreement between, inter alios, the Company and Hambro Group Investments Limited dated 31 July 1996;

          "HOLDING COMPANY" has the meaning given to it in section 736 of the Companies Act 1985;

          "INSTITUTIONAL VENDORS" means NatWest Ventures Nominees Limited, Phoenix General Partner Limited and Compass Representatives Limited;

          "INSTITUTIONAL VENDORS' SOLICITORS" means Travers Smith Braithwaite of 10 Snow Hill, London, EC1A 2AL;

          "MANAGEMENT VENDORS" means Alastair Morrison, Richard Bethell, Alan Golacinski, William Daniell, Mikhail Golovatov, Noel Philp, David Abbot, Jonathan Garratt, Christoper Disney, Paul Beat, David de Stacpoole and Roger Brown;

          "MANAGEMENT VENDORS' SOLICITORS" means Clyde & Co. of 51 Eastcheap, London, EC3M 1JP;

          "ORDINARY SHARES" means the issued ordinary shares of (pound)1 each in the capital of the Company as at Completion;

          "PREFERENCE SHARES" means the issued preference shares of 1p each in the capital of the Company as at Completion;

          "PROPERTIES" means the properties described in schedule 5 or any part or parts thereof and "PROPERTY" means any one of them;

          "PURCHASERS' SOLICITORS" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA;

          "ROTHSCHILD LOAN" means the outstanding principal and interest which is owed by the Company to NM Rothschild & Co. pursuant to the terms of a loan agreement dated 31 July 1996;

          "SHARES" means the whole of the issued share capital of the Company;

          "SUBSIDIARY" means those bodies corporate details of which are set out in schedule 3;

          "SUBSIDIARY" has the meaning given to it in section 736 of the Companies Act 1985;

          "SUBSIDIARY UNDERTAKING" has the meaning given to it in section 258 of the Companies Act 1985 as amended by the Companies Act 1989;

          "T.A." means the Income and Corporation Taxes Act 1988;

          "TAX" means any tax, and any duty, impost, levy or charge in the nature of tax and any fine, penalty or interest connected therewith;

          "TAXATION STATUTES" means all statutes, decrees, orders and regulations providing for or imposing any Tax;

          "VENDORS" means the Management Vendors and the Institutional
          Vendors;

          "WARRANTIES" means the representations and warranties set out in schedule 4;

          "WARRANTORS" means Alastair Morrison, Richard Bethell, Martin Brayshaw, Alan Golacinski, William Daniell, Mikhail Golovatov, Noel Philp and David Abbot.

1.3 References to documents IN THE AGREED FORM are to the relevant document in the form agreed between the parties on or prior to the date of this agreement and for the purposes of identification only initialled by the Purchasers' Solicitors and the Management Vendors' Solicitors.

1.4 References to the parties hereto include their respective permitted assignees and/or the respective successors in title to substantially the whole of their respective undertakings and, in the case of individuals, to their respective estates and personal representatives.

1.5 References to persons shall include bodies corporate and unincorporated, associations, partnerships and individuals. Words denoting the singular shall include the plural and words denoting any gender shall include all genders.

1.6 References to statutes or statutory provisions include references to any orders or regulations made thereunder and references to any statute, provision, order or regulation include references to that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof (subject as otherwise expressly provided herein) and to any previous statute, statutory provision, order or regulation amended, modified, re-enacted or replaced by such statute, provision, order or regulation.

1.7 Headings to clauses, paragraphs and descriptive notes in brackets relating to provisions of taxation statutes are for information only and shall not form part of the operative provisions of this agreement and shall be ignored in construing the same.

1.8 References to recitals, clauses or schedules are to recitals to, clauses of and schedules to this agreement. The recitals and schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the recitals and the schedules.

1.9 Each of the Warranties expressed to be given "to the best of the Warrantors' knowledge and belief" or "so far as the Warrantors are aware" or otherwise qualified by reference to the knowledge of the relevant Warrantor (other than Warranty 7.6) shall be deemed to incorporate a further warranty that the relevant Warrantors have made all reasonable enquiries as to the subject matter of the relevant Warranty, and each Warrantor shall be deemed to have made all reasonable enquiries with regard to the subject matter of the relevant Warranty if he has diligently and in good faith sought detailed responses to the Information Request IN THE AGREED FORM from the appropriate employees of the Group.

1.10 Warranty 7.6 shall be deemed to incorporate a further warranty that the relevant Warrantor has made all reasonable enquiries as to the subject matter of the Warranty.

1.11 The obligations and liabilities of the Vendors under this agreement shall be several, save as otherwise expressly provided.

1.12 Where any provision of this agreement applies to a jurisdiction other than England then terms of art used herein shall bear the meaning most closely analogous thereto in such jurisdiction.

2.        SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, each of the Vendors shall sell to AHI and AHI shall purchase the numbers of Ordinary Shares and Deferred Shares of which such Vendor is the registered holder being set out opposite his name in column 2 of part 1 or 2 of schedule 1 (as appropriate) free from any and all Encumbrances and together with all accrued benefits and rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, made or paid in respect of such shares after the Accounts Date.

2.2 Upon the terms and subject to the conditions of this agreement, each of the Institutional Vendors shall sell to AHL and AHL shall purchase the number of Preference Shares of which such Institutional Vendor is the registered holder being set out opposite his name in column 2 of part 1 of schedule 1 free from any Encumbrance and together with all accrued benefits and rights now or hereafter attaching thereto, including the right to all dividends and other distributions accruing in respect of such shares after the Accounts Date.

2.3 Each of the Vendors hereby represents and warrants to each of AHI and AHL (so as to bind that Vendor's personal representatives, successors and assigns) that he:-

          (a) has the right to dispose of the Ordinary Shares and the Deferred Shares which he purports to sell; and

          (b) is disposing of the Ordinary Shares and Deferred Shares free from any and all Encumbrances and together with all benefits and rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, made or paid in respect of such shares after the Accounts Date.

2.4 Each of the Institutional Vendors hereby represents and warrants to AHL (so as to bind that Institutional Vendor's personal representatives, successors and assigns) that it:-

          (a) has the right to dispose of the Preference Shares which it purports to sell; and

          (b) is disposing of the Preference Shares free from any Encumbrance and together with all benefits and rights now or hereafter attaching thereto, including the right to all dividends and other distributions accruing in respect of such shares after the Accounts Date.

2.5 With effect from Completion, Martin Brayshaw hereby waives all rights which he has to acquire shares in the capital of the Company, whether from Alastair Morrison or otherwise.

3.        CONSIDERATION

3.1 The consideration for the sale of the Ordinary Shares and Deferred Shares shall be:-

          (a) in respect of the Ordinary Shares, the Consideration Shares credited as fully paid, to be apportioned between the Vendors in proportion to the numbers of Ordinary Shares respectively held by them at Completion; and

          (b) in respect of the Deferred Shares, the sum of (pound)1 in aggregate (which sum the Vendors hereby request and authorise AHI to retain and apply for the benefit of the Company).

3.2 The consideration for the sale of the Preference Shares shall be the sum of (pound)4,635,000, to be apportioned between the Institutional Vendors in proportion to the numbers of Preference Shares respectively held by them at Completion.

4.        COMPLETION

4.1 Completion shall take place at the offices of the Purchasers' Solicitors immediately following the passing of the special resolution and extraordinary resolutions referred to in clause 2.

4.2       On Completion, the Vendors shall deliver to AHI:-

          (a) transfers in common form relating to the Ordinary Shares and the Deferred Shares, duly executed in favour of AHI, together with the share certificates relating thereto;

          (b) resignations IN THE AGREED FORM of Charles Mackay, John Hustler and Hugh Lenon from their offices as director and/or secretary and any office or employment of or by the Company or the Subsidiaries;

          (c) the common seals, certificates of incorporation and statutory books of the Company and DSL Holdings Limited;

          (d) transfers relating to each share in the Subsidiaries not registered in the name of the Company or a Subsidiary, duly executed in favour of AHI or as it may direct;

          (e) share certificates (or the equivalent evidence of title to the relevant shares in each jurisdiction) relating to all of the issued shares of each of the Subsidiaries;

          (f) a deed of release IN THE AGREED FORM (releasing the Company and the Subsidiaries from any liability whatsoever (actual or contingent) which may be owing to the Institutional Vendors by the Company or any of the Subsidiaries), duly executed by each of the Institutional Vendors;

          (g) a Registration Rights Agreement IN THE AGREED FORM, duly executed by each of the Vendors;

          (h) Investment Letters IN THE AGREED FORM, duly executed by each of the Vendors;

          (i) a Termination Agreement IN THE AGREED FORM, duly executed by each of the Vendors and the other parties to the agreements to which it relates;

          (j) forms of proxy IN THE AGREED FORM, duly executed by each of the Vendors, appointing any director for the time being of AHI as the Vendors' proxy for the purposes of exercising the voting rights attaching to the Shares, with power to consent to short notice of any general meeting of the shareholders or any class thereof;

          (k) an Escrow Agreement IN THE AGREED FORM, duly executed by each of the Warrantors;

          (l) service agreements IN THE AGREED FORM, duly executed by each of Alastair Morrison, Richard Bethell and Martin Brayshaw;

          (m) letters IN THE AGREED FORM (amending their respective service agreements), duly executed by each of Noel Philp, David Abbot, Alan Golacinski, William Daniell, Jonathan Garratt, Christopher Disney, Paul Beat, David de Stacpoole and Roger Brown; and

          (n) a copy of the option agreement referred to at clause 4.5, duly certified as a true copy by the Management Vendors' Solicitors,

          and the Institutional Vendors shall deliver to AHL transfers in common form relating to the Preference Shares, duly executed in favour of AHL, together with the share certificates relating thereto.

4.3 On or prior to Completion (and in any event prior to the taking effect of the resignations of the directors referred to in paragraph
          (b) of clause 4.2), the Vendors shall procure the passing of board resolutions of the Company and each of the Subsidiaries:-

          (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of any shares referred to in clause 4.2;

          (b) appointing Warren Kanders, Jonathan Spiller and Nick Sokolow to be additional directors of the Company and Rob Schiller to be an additional director of DSL Holdings Limited; and

          (c) appointing Martin Brayshaw to be secretary of each of the Subsidiaries incorporated in England and Wales.

4.4 On Completion, immediately upon compliance by the Vendors with the provisions of clauses 4.2 and 4.3:-

          (a)      AHI shall:-

                   (i) allot the Consideration Shares to the Vendors, in the respective proportions which the number of Ordinary Shares held by them bears to the total number of Ordinary Shares;

                   (ii) enter the names of the Vendors in the register of members of AHI as the holders of the Consideration Shares;

                   (iii) deliver to Latham & Watkins in New York (on behalf of the Vendors) duly executed stock certificates in respect of the Consideration Shares, save as envisaged pursuant to the Escrow Agreement IN THE AGREED FORM;

                   (iv) effect the listing of the Consideration Shares on the American Stock Exchange;

                   (v) deliver to the Management Vendors' Solicitors and the Institutional Vendors' Solicitors (on behalf of, respectively, the Management Vendors and the Institutional Vendors):-

                          (A) a counterpart of the Registration Rights Agreement IN THE AGREED FORM, duly executed by AHI;

                          (B) a counterpart of the Escrow Agreement IN THE AGREED FORM, duly executed by AHI;

                          (C)     a certified copy of a duly executed
                                  Certificate of Good Standing in respect of AHI IN THE AGREED FORM;

                          (D) a certificate (which certificate shall in the absence of manifest error be conclusive):-

                                  (I)    stating the number of the
                                         Consideration Shares; and

                                  (II)   attaching a print-out of Bloomberg
                                         showing the closing price of a share
                                         of common stock of par value $0.01 in
                                         the capital of AHI for the 20
                                         consecutive trading days ended five
                                         consecutive trading days prior to 1
                                         April 1997 (that is, ended on (and
                                         including) 24 March 1997); and

                          (E) a copy of the lock-up letter agreement made by way of letter dated 18 January 1996 from Jonathan Spiller to Kanders Florida Holdings, Inc; and

                   (vi) procure that the Company forthwith repays the Rothschild Loan; and

          (b) AHL shall pay to the Institutional Vendors Solicitors the sum of (pound)4,635,000, in full and final settlement of the consideration due by AHL to the Institutional Vendors for the Preference Shares, which sum shall be paid by telegraphic transfer to National Westminster Bank plc, City of London office, PO Box 12258, 1 Princes Street, London EC2R 8PA, sort code: 60-00-01, account no: 00859184.


5.        WARRANTIES GIVEN BY THE WARRANTORS

5.1.1 Alastair Morrison and Richard Bethell jointly and severally represent and warrant to each of AHI and AHL in respect of the Company, DSL Holdings Limited, Brooksight Limited, Defence Systems International Limited, DSL Security Systems (South Africa) (Pty) Limited, DSL Security (PNG) Limited, Societe Africaine de Personnel de Logistique et de Liason SARL and Defence Systems Limited in the terms of the Warranties and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

5.1.2 Alastair Morrison, Richard Bethell and Alan Golacinski jointly and severally represent and warrant to each of AHI and AHL in respect of US Defense Systems Incorporated, US DS Zaire SARL and Defensetse Systems Equador USDSE SA in the terms of the Warranties and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

5.1.3 Alastair Morrison, Richard Bethell and William Daniell jointly and severally represent and warrant to each of AHI and AHL in respect of Defense Systems Columbia SA in the terms of the Warranties and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

5.1.4 Alastair Morrison, Richard Bethell and Noel Philp jointly and severally represent and warrant to each of AHI and AHL in respect of Defence Systems (Jersey) Limited, DSL Security (Asia) Pte Limited and Far East Defence Systems Limited in the terms of the Warranties and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

5.1.5 Alastair Morrison, Richard Bethell, Mikhail Golovatov and David Abbot jointly and severally represent and warrant to each of AHI and AHL in respect of Gorandel Trading Limited in the terms of the Warranties and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

5.1.6 Alastair Morrison, Richard Bethell and David Abbot jointly and severally represent and warrant to each of AHI and AHL in respect of DSL (Overseas) Limited in the terms of the Warranties and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

5.1.7 Martin Brayshaw represents and warrants to each of AHI and AHL in respect of the Company and each of the Subsidiaries (other than Jardine Securicor Gurkha Services Limited and DSL-Sesegeur) in the terms of the Warranties and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

5.1.8 Alastair Morrison represents and warrants to each of AHI and AHL in respect of Jardine Securicor Gurkha Services Limited, USDS (Med) Limited and Maximum Security Indochina Limited in the terms of the Warranties (as if the same were all qualified by reference to Alastair Morrison's knowledge) and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion. For the purposes of this clause 5.1.8, the provisions of clause 1.9 shall not apply.

5.1.9 Alastair Morrison and Richard Bethell jointly and severally represent and warrant to each of AHI and AHL in respect of DSL-Sesegeur in the terms of the Warranties (as if the same were all qualified by reference to the Warrantors' knowledge) and so that the remedies of each of AHI and AHL in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion. For the purposes of this clause 5.1.9, the provisions of clause 1.9 shall not apply.

5.1.10 Notwithstanding the above provisions of this clause 5.1, the Warranties set out in paragraphs 7.4 and 7.5 of schedule 4 are given only by Alastair Morrison, Richard Bethell and Martin Brayshaw, on a joint and several basis in the case of Alastair Morrison and Richard Bethell and on a several basis in the case of Martin Brayshaw, in each case in respect of all of the Company and the Subsidiaries. For the purposes of the Warranties set out in paragraphs 7.4 and 7.5 of schedule 4, the references to the Warrantors shall be deemed to be references only to Alastair Morrison, Richard Bethell and Martin Brayshaw.

5.2 Any information supplied by or on behalf of the Company or the Subsidiaries to the Warrantors or their agents or accountants, solicitors or other advisers in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of the Company or the Subsidiaries shall not constitute a representation or warranty or guarantee as to the accuracy thereof by the Company or any of the Subsidiaries and each of the Warrantors undertakes to AHI that:-

          (a) he will not bring any claim against the Company or the Subsidiaries in respect thereof; and

          (b) he will not bring any claim against any of the respective agents or employees of the Company or the Subsidiaries in respect thereof, save in the case of fraud or fraudulent misrepresentation.

          For the avoidance of doubt, where any of the Warranties are given on a joint and several basis, the above provisions of this clause 5.2 shall not prevent a Warrantor from bringing a claim in respect of a right of contribution against any other of the Warrantors with whom he is jointly liable.

5.3 If a Warrantor is in breach of any of the Warranties, the relevant Warrantor shall pay to AHI or AHL on demand the amount necessary to put the Company and the Subsidiaries into the position which would have existed if the said Warranty had been true and not been breached together with all costs and expenses incurred by AHI, AHL, the Company or the Subsidiaries as a result of such breach. Where AHI or AHL has made a demand against a Warrantor pursuant to this clause 5.3, and that Warrantor has either agreed that he is liable to satisfy that demand and has satisfied that demand or a court of competent jurisdiction has held that Warrantor to be liable to satisfy that demand and in either case the Warrantor has satisfied the demand, neither AHI nor AHL shall be entitled to bring a further claim for damages for breach of Warranty against that Warrantor in respect of the same facts or circumstances as gave rise to the demand made pursuant to this clause 5.3.

5.4 Each of the Warranties shall be construed as a separate representation or warranty (as the case may be) and (save as expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

5.5 The Warrantors acknowledge that each of AHI and AHL has entered into this agreement in reliance upon the Warranties.

6.        LIMITATION ON LIABILITY IN RESPECT OF THE WARRANTIES GIVEN BY
          THE WARRANTORS

6.1 The Warrantors shall not be liable for any Claim to the extent that the facts or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter or expressly provided for or stated to be exceptions under the terms of this agreement. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of the Warranties unless the same is expressly referred to in the Disclosure Letter.

6.2 The maximum liability of each Warrantor in respect of any breaches by him of Warranties shall be:-

          (a) in the case of each of the Warrantors (other than Alastair Morrison and Martin Brayshaw), an amount equal to the lower of the aggregate value of the Consideration Shares allotted to him at Completion and the aggregate value of the Consideration Shares allotted to him at the date of determination of the liability, and for this purpose:-

                   (i) the aggregate value of the Consideration Shares allotted to him at Completion shall be deemed to be an amount equal to the number of Consideration Shares allotted to him at Completion multiplied by $8.56875; and

                   (ii) the aggregate value of the Consideration Shares allotted to him at the date of determination of the liability shall be deemed to be an amount equal to the number of Consideration Shares allotted to him at Completion multiplied by the closing price of a share of common stock of par value $0.01 in the capital of AHI on the American Stock Exchange on the trading day prior to such determination;

          (b) in the case of Alastair Morrison, an amount equal to the lower of $1,050,902 and the aggregate value of 122,644 shares of common stock of par value $0.01 each in the capital of AHI at the date of determination of the liability, and for this purpose the aggregate value of 122,644 shares of common stock of par value $0.01 each in the capital of AHI at the date of determination of the liability shall be deemed to be an amount equal to the closing price of a share of common stock of par value $0.01 in the capital of AHI on the American Stock Exchange on the trading day prior to such determination multiplied by 122,644; and

          (c) in the case of Martin Brayshaw, an amount equal to the lower of $750,735 and the aggregate value of 87,613 shares of common stock of par value $0.01 each in the capital of AHI at the date of determination of the liability, and for this purpose the aggregate value of 87,613 shares of common stock of par value $0.01 each in the capital of AHI at the date of determination of the liability shall be deemed to be an amount equal to the closing price of a share of common stock of par value $0.01 in the capital of AHI on the American Stock Exchange on the trading day prior to such determination multiplied by 87,613.

6.3.1 Subject as provided in clause 6.3.2, the Warrantors shall not be liable for any Claim:-

          (a) where the liability of the relevant Warrantor in respect of that Claim would but for this paragraph (a) have been less than (pound)1,000; and

          (b) unless and until the aggregate liability of the Warrantors in respect of that Claim (not being a Claim for which liability is excluded under paragraph (a) above) when aggregated with the liability of the Warrantors in respect of all other Claims (not being a Claim for which liability is excluded under paragraph (a) above) exceeds (pound)500,000 and in the event that the aggregate liability of the Warrantors in respect of all Claims exceeds (pound)500,000 the Warrantors shall be liable to AHI for the whole amount of such Claims and not merely the excess over (pound)500,000.

6.3.2 Paragraph (b) of clause 6.3.1 shall not prevent AHI or AHL from claiming and shall not limit the liability of the Warrantors for any breach of Warranty where the liability of the Warrantors in respect of that Claim would equal or exceed (pound)250,000.

6.4       The Warrantors shall not be liable for any Claim to the extent that:-

          (a) an express provision or reserve in respect of the matter giving rise to the Claim is made in the Accounts; or

          (b) the Claim arises as a result of or is increased by the passing of, or any change in, any legislation (primary or subordinate) after the date of this agreement or any change of law or administrative practice of any governmental department or regulatory body (including, without limitation, any change of practice in relation to extra statutory concessions or any decision of the Courts or any jurisdiction altering the accepted interpretation of any law, statute, case law or legislation) after the date of this agreement, or any increase in the rates or any imposition of Tax or any withdrawal of relief from Tax or any other change in the scope of Tax in force at the date of this agreement (in either case whether retrospective or otherwise) PROVIDED THAT this paragraph
                   (b) shall not apply to the extent that the relevant Warrantor against whom the Claim is being brought actually knew, as at the date of this agreement, that such event would occur (and for the avoidance of doubt, for the purposes of this proviso, a Warrantor shall not be deemed to know that such event would occur if he would only have known that such event would occur if he had made further enquiries); or

          (c) the Claim arises as a result of or is increased by AHI making any claim, election, surrender or disclaimer (or revoking or waiving of any claim, election, surrender or disclaimer already made) for any Tax purpose after the date of this agreement where AHI ought reasonably to have known (having made all reasonable enquiries) that the making of the claim, election, surrender or disclaimer (or the revoking or waiving of any claim, election, surrender or disclaimer already made) would give rise to the breach of the Warranties in respect of which the Claim is made or would increase the damage suffered as a result of the breach (as the case may be); or

          (d) the Claim arises as a result of or is increased by any change after the date of this agreement in the accounting reference date of the Company or in the accounting policies adopted by the Company or in the accounting bases on which the Company values its assets (unless the same is to comply with applicable statements of Standard Accounting Practice); or

          (e) the Claim arises as a result of or is increased by any change in the nature of the business or trade of the Company or any sale or disposal of any share or interest in the Company or any cessation of the business or trade of any part of the Company in any such case after the date of this agreement; or

          (f) the Claim arises as a result of or is increased by any voluntary act or omission of AHI or AHL or their respective agents or successors in title after Completion (other than in the ordinary course of business of the Company) where AHI or AHL ought reasonably to have known (having made all reasonable enquiries) that the act or omission would give rise to the breach of the Warranties in respect of which the

                   Claim is made or would increase the damage suffered as a result of the breach (as the case may be); or

          (g) the loss or damage giving rise to the Claim would have been reduced but for the failure or omission of AHI or AHL to make any claim, election, surrender or disclaimer or to give any notice or consent under the provisions of any taxation statute after the date of this agreement where AHI or AHL ought reasonably to have known (having made all reasonable enquiries) that the making of the claim, election, surrender or disclaimer or the giving of the notice or consent would result in the loss or damage being reduced; or

          (h) as regards any Claim for Tax, such Claim arises or is increased by virtue of (i) any disclaimer of capital allowances made by the Company after the date of this agreement or (ii) any disallowance of any relief, allowance, deduction or credit in respect of trading losses or advance corporation tax arising from a change in the nature of conduct of any trade or business carried on by the Company occurring after the date of this agreement.

6.5 The Warrantors shall not be required to make any payment in respect of any Claim to the extent that the Claim arises as a result of a contingent liability unless and until such contingent liability becomes an actual liability provided that in such event the periods for giving notice of such Claim and pursuing such Claim referred to in clause 6.6 shall only begin to run once such contingent liability becomes an actual liability.

6.6 A Warrantor shall not be liable for any Claim unless AHI or AHL has given written notice to that Warrantor setting out so far as reasonably available to AHI or AHL (as the case may be) reasonable details of the Claim on or before the earlier of the first anniversary of Completion and the issuance of the audited accounts of AHI for the year ending 31 December 1997 and the amount payable in respect of the Claim is agreed by the relevant Warrantor or legal proceedings are instituted in respect of the Claim by the due service of process in accordance with clause 17.3 on the relevant Warrantor in either case within seven months of the date of such written notice.

6.7 In assessing any liabilities, damages or other amounts recoverable by AHI or AHL as a result of any Claim there shall be taken into account any benefit accruing to the Company from any amount of any relief from Tax obtained or obtainable by the Company and any amount by which any Tax for which the Company is or may be liable to be assessed or accountable is reduced or extinguished, arising directly or indirectly in each case in consequence of the matter which gives rise to such Claim.

6.8.1     Clause 6.8.2 shall apply in circumstances where:-

          (a) any claim is made against the Company which AHI or AHL ought reasonably to expect will give rise to a Claim; or

          (b) the Company is entitled to make recovery from some other person (including any insurance company and the Inland Revenue) any sum in respect of any facts or circumstances by reference to which a Warrantor has admitted liability under the Warranties; or

          (c) a Warrantor has paid to AHI or AHL an amount in respect of a Claim and subsequent to the making of such payment the Company becomes entitled to recover from some other person (including any insurance company and the Inland Revenue) a sum which is referable to that payment.

6.8.2 Without prejudice to the rights of AHI and AHL to make any Claim, each of AHI and AHL undertakes to the Warrantors that:-

          (a) provided that the relevant Warrantor has admitted liability (but not necessarily the quantum of that liability) to AHI or AHL (as the case may be), at the relevant Warrantor's expense and subject to the relevant Warrantor having first secured AHI and AHL to their reasonable satisfaction in respect of such expense and any further liabilities that may be incurred by AHI, AHL or the Company as a result of AHI or AHL (as the case may be) complying with the provisions of this paragraph (a), it will procure that the Company promptly and diligently take all such action as that Warrantor may reasonably request (including the institution of proceedings and the instruction of professional advisers approved by that Warrantor to act on behalf of the Company) to avoid, dispute, resist, compromise, defend or appeal against any such claim against the Company as is referred to in paragraph (a) of clause 6.8.1 or to make such recovery by the Company as is referred to in paragraph (b) or (c) of clause 6.8.1, as the case may be, in accordance with the instructions of the relevant Warrantor to the intent that such action shall be delegated entirely to that Warrantor;

          (b) provided that the relevant Warrantor has admitted liability (but not necessarily the quantum of that liability) to AHI or AHL (as the case may be) and subject to the relevant Warrantor having first secured AHI and AHL to their reasonable satisfaction in respect of any further liabilities that may be incurred by AHI, AHL or the Company as a result of AHI or AHL (as the case may be) complying with the provisions of this paragraph (b), it will procure that the Company does not settle or compromise any liability or claim to which any such action is referable without the prior written consent of the relevant Warrantor, which consent shall not be unreasonably withheld or delayed;

          (c) it will provide all such information and documentation as the relevant Warrantor may reasonably request in connection therewith, subject to the Warrantor entering into a confidentiality undertaking in respect thereof in such form as AHI and AHL may reasonably require and subject further to the provision of such information and documentation not resulting in the loss by AHI, AHL or the Company of any claim to legal privelege which it might otherwise be entitled to bring; and

          (d) in the circumstances mentioned in paragraph (c) of clause 6.8.1, it will promptly repay to the relevant Warrantor an amount equal to the amount so recovered or, if lower, the amount paid by the relevant Warrantor to AHI or AHL (as the case may be), less any Tax payable by AHI or AHL (as the case may be) in respect thereof.

6.9 Without prejudice and in addition to any duty imposed on them by law so to do, AHI and AHL will, and will procure that the Company will, use their respective reasonable endeavours to mitigate any loss or damage in respect of which AHI or AHL makes a Claim.

6.10 None of the limitations on the liability of the Warrantors in this clause 6 shall apply in the case of fraud, fraudulent misrepresentation or deliberate concealment.

7.        WARRANTIES GIVEN BY AHI AND AHL

7.1 AHI and AHL jointly and severally represent and warrant to each of the Vendors that:-

          (a) AHI is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware, USA; has all material licences and qualifications legally required to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse affect on AHI and its subsidiaries taken as a whole; has full corporate power and authority to conduct its business and own its properties as now conducted and owned and to make, execute, deliver and perform this agreement, the Registration Rights Agreement IN THE AGREED FORM and the Escrow Agreement IN THE AGREED FORM and the transactions contemplated thereby; and has taken such corporate action as is necessary to enable it to perform its obligations hereunder and under the agreements contemplated hereby;

          (b) this agreement has been duly executed and delivered by AHI and AHL and, if duly executed and delivered by all other parties, constitutes legal, valid and binding obligations of each of AHI and AHL enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, reorganisation and other laws affecting the enforcement of creditors' rights generally from time to time in effect and to the exercise of judicial discretion in accordance with general equitable principles;

          (c) the execution and delivery of this agreement, together with all documents and instruments contemplated herein, the consummation of the transactions contemplated thereby and the compliance with the terms, conditions and provisions thereof by AHI do not (i) contravene any provision of AHI's articles of incorporation or by-laws; (ii) conflict with or result in a breach of or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which AHI or any of its subsidiaries is a party or by which it or its assets are bound or affected and which is material to AHI and its subsidiaries (taken as a whole);
                   (iii) violate or constitute a breach of any decision, judgment or order of any court or arbitration board, or of any governmental department, commission, board, agency or instrumentality, domestic or foreign by which AHI is bound or to which it is subject where the violation or breach is material to AHI and its subsidiaries (taken as a whole); or
                   (iv) violate any applicable law, rule or regulation by which AHI or any of its subsidiaries or any of their respective property is bound where the violation is material to AHI and its subsidiaries (taken as a whole);

          (d) save for the approval by the SEC of the registration statement in respect of the Consideration Shares, no consent or approval of, or filing and expiration of a period for disapproval by, any US federal or state governmental authority is required for AHI or AHL to consummate the transactions contemplated by this agreement;

          (e) there are no actions, suits, causes of action, claims, litigation, arbitration, administrative hearings or other form of proceedings or disputes pending, or to the best of the knowledge of AHI threatened against, involving or affecting AHI or any of its subsidiaries, in any court, at law or in equity, or before any arbitration board or any governmental department, commission, board, bureau, agency or instrumentality, which would have a material adverse effect on the business of AHI and its subsidiaries taken as a whole;

          (f) the only issued and outstanding capital stock of AHI (as at immediately prior to the issue of the Consideration Shares) is as disclosed pursuant to public filings in the US;

          (g) save as disclosed pursuant to public filings in the US, there are no options, warrants, pre-emption rights, conversion rights, agreements or other rights outstanding which could require the issue by AHI of shares of common stock in the capital of AHI or other ownership interests in AHI;

          (h) the Consideration Shares will not be subject to any restriction on transfer, other than those restrictions required by the United States Securities Act of 1933, as amended; and

          (i) upon compliance by AHI of its obligations pursuant to paragraphs (a)(i), (a)(ii) and (a)(iii)(A) of clause 4.4, each of the Vendors will receive full title to the Consideration Shares allotted to him, which Consideration Shares will be validly issued and delivered fully paid and non-assessable, free and clear of all Encumbrances (save as envisaged pursuant to the Escrow Agreement referred to at paragraph (l) of clause 4.2).

7.2 Neither AHI nor AHL shall be liable for any claim in respect of a breach of clause 7.1:-

          (a) where the liability of AHI or AHL in respect of that claim would but for this paragraph (a) have been less than (pound)1,000; and

          (b) unless and until the aggregate liability of AHI and AHL in respect of that claim (not being a claim for which liability is excluded under paragraph (a) above) when aggregated with the liability of AHI and AHL in respect of all other claims in respect of a breach of clause 7.1 (not being a claim for which liability is excluded under paragraph (a) above) exceeds(pound)500,000 and in the event that the aggregate liability of AHI and AHL in respect of all claims in respect of a breach of clause 7.1 exceeds (pound)500,000 AHI and AHL shall be liable to the Vendors for the whole amount of such claims and not merely the excess over(pound)500,000.

7.3 Neither AHI nor AHL shall be liable for any claim in respect of a breach of clause 7.1 unless the Vendors have given written notice to AHI or AHL setting out so far as reasonably available to the Vendors reasonable details of the claim on or before the earlier of the first anniversary of Completion and the publication of the audited accounts of AHI for the year ending 31 December 1997 and the amount payable in respect of the claim is agreed by AHI or AHL or legal proceedings are instituted in respect of the claim by the due service of process on AHI or AHL in either case within seven months of the date of such written notice.

8.        RESTRICTIONS

8.1.1 Each of the Covenantors hereby undertakes to each of AHI and AHL (for themselves and as trustees for each of their subsidiaries) that he will not (except as otherwise agreed in writing with AHI or AHL) either solely or jointly with any other person:-

          (a) during the three years following the Completion Date carry on or be engaged or concerned or (save as the holder of Shares or debentures in a listed company which confer not more than five per cent. of the votes which could be cast at a general meeting of the company) interested directly or indirectly in any business which provides, within the Restricted Territory, services similar to those services provided by the Company and/or the Subsidiaries at Completion;

          (b) during the three years following the Completion Date solicit or accept (either on his own account or as the agent of any other person), within the Restricted Territory, the custom of any person in respect of services competitive with those services provided by the Company or the Subsidiaries during the period of 12 months prior to Completion, such person having been a customer of the Company or the Subsidiaries in respect of such goods or services during such period;

          (c) during the three years following the Completion Date induce, solicit or endeavour to entice any person who during the period of 12 months prior to Completion was an employee of the Company or the Subsidiaries occupying a senior or managerial position, to leave the service or employment of the Company or the Subsidiaries; or

          (d) at any time use any trade name used by the Company or any Subsidiary at any time during the five years immediately preceding the date of this agreement or any other name intended or likely to be confused with any such trade name.

8.1.2 For the purposes of clause 8.1.1, "RESTRICTED TERRITORY" means, in respect of each of the Covenantors, the territory or territories set out opposite his name in the following table:-

==============================================================================
NAME                              RESTRICTED TERRITORY
------------------------------------------------------------------------------
Alastair Morrison                 each country in which the Company or any
                                  of the Subsidiaries provides services at
                   Completion
------------------------------------------------------------------------------
Richard Bethell                   each country in which the Company or any
                                  of the Subsidiaries provides services at
                   Completion
------------------------------------------------------------------------------
Martin Brayshaw                   each country in which the Company or any
                                  of the Subsidiaries provides services at
                   Completion
------------------------------------------------------------------------------
David Abbot                       Russia and Central Asia
------------------------------------------------------------------------------
Noel Philp                        Algeria, Saudi Arabia, Singapore and
                    Indonesia
------------------------------------------------------------------------------
Alan Golacinski                   Zaire
------------------------------------------------------------------------------
William Daniell                   Colombia and Peru
==============================================================================

8.2 Alan Golacinski hereby further undertakes to each of AHI and AHL (for themselves and as trustees for each of their subsidiaries) that he will not (except as otherwise agreed in writing with AHI or AHL) either solely or jointly with any other person:-

          (a) during the three years following the Completion Date carry on or be engaged or concerned or (save as the holder of Shares or debentures in a listed company which confer not more than five per cent. of the votes which could be cast at a general meeting of the company) interested directly or indirectly in any business which provides services similar to those services provided by the Company and/or the Subsidiaries at Completion to any US embassy; or

          (b) during the three years following the Completion Date solicit or accept (either on his own account or as the agent of any other person) the custom of any US embassy in respect of services competitive with those services provided by the Company or the Subsidiaries to any US embassy during the period of 12 months prior to Completion.

8.3 Each of the Covenantors hereby further undertakes to each of AHI and AHL that he will not at any time divulge to any third party whatsoever or use for his own or another's advantage any of the confidential information, intellectual property, designs, formulae, inventions or improvements relating to products or prospective products designed, manufactured or sold by the Company or any of the Subsidiaries before the date of this agreement or any other trade secrets or confidential know-how or confidential financial or trading information as to customers or suppliers or in relation to the business, finances, dealings or affairs of the Company or any of the Subsidiaries save only (a) insofar as the relevant Covenantor may prove the same has become a matter of public knowledge (otherwise than by reason of a breach by him of this clause 8.3) or
          (b) insofar as may be required by law.

8.4 The Covenantors agree that the undertakings contained in this clause 8 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and the Subsidiaries and that accordingly the benefit of the undertakings may be assigned by AHI or AHL and their successors in title without the consent of the Covenantors.

8.5 Each undertaking contained in this clause 8 shall be construed as a separate undertaking and if one or more of such undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining undertakings shall continue to bind the Covenantors.

8.6 If any undertaking contained in this clause 8 would be void as drawn but would be valid if the period of application were reduced or if some part of the undertaking were deleted the undertaking in question shall apply with such modification as may be necessary to make it valid and effective.

8.7 No provision of this agreement, by virtue of which this agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of this agreement have been furnished to the Director General of Fair Trading pursuant to section 24 of that Act. For this purpose the expression this "AGREEMENT" includes any agreement or arrangement of which this agreement forms part and which is registrable or by virtue of which this agreement is registrable.

9.        ANNOUNCEMENTS, ETC

9.1 Neither the making of this agreement nor its terms shall be disclosed by any party hereto without the prior consent of the other parties unless disclosure is required by law or the rules of the American Stock Exchange.

9.2 For the purpose of this clause 9 each party hereby consents to the issue of a press release in respect of the transactions contemplated hereby IN THE AGREED FORM.

10.       COSTS

          Save as expressly otherwise provided in this agreement each of the parties hereto shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this agreement and any other agreement incidental to or referred to in this agreement.

11.       EFFECT OF COMPLETION

          The terms of this agreement shall insofar as not performed at Completion and subject as specifically otherwise provided in this agreement continue in force after and notwithstanding Completion.

12.       ENTIRE AGREEMENT

          This agreement (together with any documents referred to herein) constitutes the entire agreement between the parties hereto in connection with the subject matter of this agreement. No party has relied upon any representation save for any representation expressly set out in this agreement (or any document referred to herein).

13.       WAIVER, AMENDMENT

13.1 No waiver of any term, provision or condition of this agreement shall be effective unless such waiver is evidenced in writing and signed by the waiving party.

13.2 No omission or delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

13.3 No variation to this agreement shall be effective unless made in writing and signed by all the parties.

14.       FURTHER ASSURANCES

          At any time after Completion the parties shall at their own expense execute all such documents and do such acts and things as may reasonably be required for the purpose of giving full effect to this agreement.

15.       NOTICES

15.1 Save as specifically otherwise provided in this agreement any notice, demand or other communication to be served under this agreement may be served upon any party hereto only by posting by first class post or delivering the same or sending the same by facsimile transmission to the party to be served at its address above or in schedule 1, or facsimile number given below or at such other address or number as he or it may from time to time notify in writing to the other parties hereto:-

          Natwest Nominees Ventures
          Limited                          -   Fax no: 0171 374 3580
                                               Marked for the attention of:
                                                 William Jackson/Martin
                                                 Dunn

          Phoenix General Partner Limited  -   Fax no: 0171 638 3487
                                               Marked for the attention of:
                                                 Hugh Lenon

          Compass Representatives Limited  -   Fax no: 0171 638 3487
                                               Marked for the attention of:
                                                 Hugh Lenon

          AHI                              -   Fax number: 00 1 904 741 5403
                                               Marked for the attention of:
                                                 Jonathan Spiller

          AHL                              -   c/o  Armor Holdings, Inc
                                               Fax number: 00 1 904 741 5403
                                               Marked for the attention of:
                                                 Jonathan Spiller

15.2 A notice or demand served by first class post shall be deemed duly served 48 hours after posting, if posted from and to addresses in the same country and 10 days after posting, if posted from and to addresses in different countries, and a notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class or air mail, addressed and placed in the post and, in the case of a facsimile transmission, that such facsimile was duly transmitted to the current facsimile number of the addressee as provided in clause 15.1.

16.       COUNTERPARTS

          This agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

17.       GOVERNING LAW AND SUBMISSION TO JURISDICTION

17.1 This agreement shall be governed by and construed in accordance with English law.

17.2 The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the High Court of Justice in London for the purpose of hearing and determining any dispute arising out of this agreement and for the purpose of enforcement of any judgment against their respective assets.

17.3 Each of the Management Vendors agrees that service of any writ, notice or other document for the purpose of any proceedings in such court shall be duly served upon him if delivered or sent by registered post to the Management Vendors' Solicitors (marked for the attention of Jon Rayman, reference "Project Cabernet").

18.       INVALIDITY

          If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

19.       NO RIGHTS OF TERMINATION

          No party shall have any right to rescind or otherwise terminate this agreement for any reason whatsoever.

20.       POOLING

          The parties hereto acknowledge that AHI has indicated that it is an integral part of the transactions contemplated hereby that such transactions be treated for accounting purposes as a pooling of interests under the Internal Revenue Code of 1986 of the US, as amended. AHI confirms to the Vendors that it has received the written advice of Deloitte & Touche LLP, its accountants, to the effect that the transactions will be so treated.

IN WITNESS whereof this agreement has been executed on the date first above written.

                                  SCHEDULE 1
                                  THE VENDORS

      (1)                                                            (2)
NAME AND ADDRESS         NO. OF ORDINARY    NO. OF DEFERRED   NO. OF PREFERENCE
                         SHARES             SHARES            SHARES

NatWest Nominees         23,181             32,376            2,444,444
Ventures Limited
135 Bishopsgate
London EC2M 3UR

Phoenix General          18,302             25,559            1,929,899
Partner Limited
One Laurence Poutney
Hill
London EC4R 0EU

Compass                     242                341               25,657
Representatives
Limited
One Laurence Poutney
Hill
London EC4R 0EU

Alastair Morrison        11,380              5,173             -
Flat 6
21 Embankment
Gardens
London SW3 4LW

Richard Bethell           7,586              3,447             -
60 Bromfelde Road
London SW4 6PR

David Abbot                 689                689             -
2 Old Lane Gardens
Cobham
Surrey KT1 1NN

Noel Philp                2,068              1,033             -
75 Clabon Mews
London SW1X 0EQ

      (1)                                                            (2)
NAME AND ADDRESS         NO. OF ORDINARY    NO. OF DEFERRED   NO. OF PREFERENCE
                         SHARES             SHARES            SHARES

William Daniell           2,069              -                 -
Carrera 108A
No. 3-21
Bogota
Colombia

Alan Golacinski           2,069              -                 -
5116 Woodmire Lane
Alexandria
Virginia 22311
USA

Mikhail Golovatov         1,035              -                 -
22-39 Bolshaya
Nikitshaya Street
Moscow 103009
Russia

Paul Beat                    69                 69             -
Green Valley
Gemini Way
Constantia
Cape Town 7800
South Africa

Roger Brown                  69                 69             -
80 Chipchase Court
New Hartley
Whitley Bay
Tyne & Wear
NE25 0SR

Christopher Disney           69                 69             -
216 Andover Court
North East
Leesburg
Virginia 2017
USA

Jonathan Garratt             69                 69             -
Wistaston
Kings Pyon
Hereford HR4 8PZ

      (1)                                                            (2)
NAME AND ADDRESS         NO. OF ORDINARY    NO. OF DEFERRED   NO. OF PREFERENCE
                         SHARES             SHARES            SHARES

David de Stacpoole           69                 69             -
Westgate Old Rectory
Burnham Market
Kings Lynn
Norfolk PE31 8JR

                                  SCHEDULE 2
                      PARTICULARS RELATING TO THE COMPANY

Name:                                   DSL GROUP LIMITED

Jurisdiction of incorporation:          England and Wales

Registered no:                          03206563

Date of incorporation:                  [                     ]

Registered office:                      Egginton House
                                        25-28 Buckingham Gate
                                        London SW1E 6LD

Authorised                              share capital: (pound)181,929
                                        divided into 4,400,000 Preference
                                        Shares of 1p each, 100,000 Preferred
                                        Ordinary Shares of (pound)1 each,
                                        27,585 Ordinary "A" Shares of
                                        (pound)1 each, 6,207 Ordinary "B"
                                        Shares of (pound)1 each and 4,137
                                        Ordinary "C" Shares of (pound)1 each

Issued share capital:                   (pound)181,929 divided into 4,400,000
                                        Preference Shares of 1p each, 100,000
                                        Preferred Ordinary Shares of (pound)1
                                        each, 27,585 Ordinary "A" Shares of
                                        (pound)1 each, 6,207 Ordinary "B"
                                        Shares of (pound)1 each and 4,137
                                        Ordinary "C" Shares of (pound)1 each


INVESTORS                       1P              (POUND)1 "A"    (POUND)1 "B"    (POUND)1 "C"    (POUND)1
                                PREFERENCE      ORDINARY        ORDINARY        ORDINARY        PREFERRED
NatWest Ventures
Nominees Limited                2,444,444         -               -               -               55,556
Phoenix General Partner
Limited                         1,929,899         -               -               -               43,861
Compass Representatives
Limited                         25,657            -               -               -               583
Alastair Morrison               -                 16,551          -               -               -
Richard Bethell                 -                 11,034          -               -               -
David Abbot                     -                 -               -               1,379           -
Noel Philp                      -                 -               1,034           2,068           -
William Daniell                 -                 -               2,069           -               -
Alan Golacinski                 -                 -               2,069           -               -
Mikhail Golovatov               -                 -               1,035           -               -
Paul Beat                       -                 -               -               138             -
Roger Brown                     -                 -               -               138             -
Chris Disney                    -                 -               -               138             -
Jonathan Garratt                -                 -               -               138             -
David de Stacpoole              -                 -               -               138             -

TOTALS                          4,400,000         27,585          6,207           4,137           100,000


Directors:                              Alastair Morrison
                                        Richard Bethell
                                        Martin Brayshaw
                                        Charles Mackay
                                        Hugh Lenon
                                        John Hustler
                                        D Ramsbotham

Secretary:                              Martin Brayshaw

Auditors:                               KPMG

Accounting reference date:              31 December

                                  SCHEDULE 3
                   PARTICULARS RELATING TO THE SUBSIDIARIES

Name:                                  DSL HOLDINGS LIMITED

Jurisdiction of incorporation:         England and Wales

Registered no:                         2488312

Date of incorporation:                 3 April 1990

Registered office:                     Egginton House
                                       25-28 Buckingham Gate
                                       London SW1E 6LD

Authorised share capital:              (pound)1,000,000 divided into 1,000,000
                                       deferred shares of (pound)1 each and
                                       $4,666.68 divided into 466,668
                                       ordinary shares of $0.01 each

Issued                                 share capital:

(pound)466,668 divided
                                       into divided into
                                       466,668 ordinary
                                       shares of (pound)1
                                       each and $4,666.68
                                       divided into 466,668
                                       ordinary shares of
                                       $0.01 each

Registered in the name of:             DSL Group Limited (deferred only;
                                       ordinary shares are bearer shares)

Beneficially owned by:                 DSL Group Limited

Directors:                             Richard Bethell
                                       Alastair Morrison
                                       Martin Brayshaw
                                       David Abbot
                                       Noel Philp
                                       William Daniell
                                       Alan Golacinski
                                       Mikhail Golovatov

Secretary:                             John Hustler

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  BROOKSIGHT LIMITED

Jurisdiction of incorporation:         England and Wales

Registered no:                         1269266

Date of incorporation:                 16 July 1976

Registered office:                     Egginton House
                                       25-28 Buckingham Gate
                                       London SW1E 6LD

Authorised share capital:              (pound)10,000 divided into 10,000
                                       ordinary shares of(pound)1 each

Issued share capital:                  (pound)10,000 divided into 10,000
                                       ordinary shares of(pound)1 each

Registered in the names of:            Name                              Number

                                       DSL Holdings Limited               9,999
                                       Alastair Morrison                      1

Beneficially owned by:                 DSL Holdings Limited

Directors:                             Alastair Morrison
                                       Peter Tawell

Secretary:                             John Hustler

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  DEFENCE SYSTEMS INTERNATIONAL LIMITED

Jurisdiction of incorporation:         England and Wales

Registered under no:                   1541457

Date of incorporation:                 26 January 1981

Registered office:                     Egginton House
                                       25-28 Buckingham Gate
                                       London SW1E 6LD

Authorised                             share capital:
                                       (pound)530,000 divided
                                       into 60,000 A ordinary
                                       shares of (pound)1
                                       each, 420,000 B
                                       ordinary shares of
                                       (pound)1 each and
                                       50,000 5% cumulative
                                       redeemable preference
                                       shares of (pound)0.10
                                       each

Issued                                 share capital:
                                       (pound)470,882 divided
                                       into 5,000 A ordinary
                                       shares of (pound)1
                                       each, 415,882 B
                                       ordinary shares of
                                       (pound)1 each and
                                       50,000 5% cumulative
                                       redeemable preference
                                       shares of (pound)0.10
                                       each

Registered in the names of:                  Name                  No and class

                                       DSL Holdings Limited               4,999
                                                              A ordinary shares
                                                                        415,882
                                                              B ordinary shares
                                                                         50,000
                                                              preference shares
                                       Alastair Morrison                      1
                                                               A ordinary share

Beneficially owned by:                 DSL Holdings Limited

Directors:                             Alastair Morrison
                                       Richard Bethell

Secretary:                             John Hustler

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  DEFENCE SYSTEMS LIMITED

Jurisdiction of incorporation:         England and Wales

Registered no:                         1540857

Date of incorporation:                 16 July 1981

Registered office:                     Egginton House
                                       25-28 Buckingham Gate
                                       London SW1E 6LD

Authorised share capital:              (pound)1,000,000 divided into 1,000,000
                                       ordinary shares of(pound)1 each

Issued share capital:                  (pound)1,000,000  divided into 1,000,000
                                       ordinary shares of(pound)1 each

Registered in the names of:            Name                              Number

                                       Defence Systems International
                                       Limited                          999,999
                                       Alastair Morrison                      1

Beneficially owned by:                 Defence Systems International Limited

Directors:                             David Abbot
                                       Alastair Morrison
                                       Richard Bethell
                                       Noel Philp

Secretary:                             John Hustler

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  DEFENSE SYSTEMS (JERSEY) LIMITED

Jurisdiction of incorporation:         Jersey

Registered no:                         62148

Date of incorporation:                 9 June 1995

Registered office:                     PO Box 197
                                       7 Esplanade
                                       St Helier
                                       Jersey JE4 8RT

Authorised share capital:              (pound)10,000 divided into 10,000 shares
                                       of(pound)1 each

Issued share capital:                  (pound)2 divided into 2 shares of (pound)
                                       1 each


Registered in the name of:             Name                              Number

                                       Hanon I Limited                        1
                                       Hanon II Limited                       1

Beneficially owned by:                 Defence Systems Limited

Directors:                             Noel Philp
                                       Terence O'Neill
                                       Richard Bethell

Secretary:                             Hambros Channel Islands Trust
                                       Corporation Limited

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  US DEFENSE SYSTEMS INCORPORATED

Jurisdiction of incorporation:         Delaware, USA

Employer identification no:            13-3314425

Date of incorporation:                 1 November 1985

Registered office:                     1835 K Street
                                       N.W.
                                       Suite 600
                                       Washington D.C. 20006-1203

Authorised share capital:              $1,010 divided into 1,000 shares of
                                       preferred stock of $1 par value each
                                       and 1,000 shares of common stock of
                                       $0.01 par value each

Issued share capital:                  $3 divided into 300 shares of common
                                       stock of $0.01 par value each

Registered in the name of:             Defence Systems International Limited

Beneficially owned by:                 Defence Systems International Limited

Directors:                             Alastair Morrison
                                       Alan Golacinski
                                       Buster Glosson

Secretary:                             Christopher Disney

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  DSL SECURITY (ASIA) PTE LIMITED

Jurisdiction of incorporation:         Singapore

Registered no:                         19880275817

Date of incorporation:                 8 August 1988

Registered office:                     Block 305 #02-167
                                       Ubi Avenue 1
                                       Singapore 400305

Authorised share capital:              S$100,000 divided into 100,000 shares of
                                       $1 each

Issued share capital:                  S$100,000 divided into 100,000 shares of
                                       $1 each

Registered in the name of:             DSL Holdings Limited

Beneficially owned by:                 DSL Holdings Limited

Directors:                             Terence O'Neil
                                       Noel Philp
                                       Alastair Morrison

Secretary:                             Chor Pee (solicitors)

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  DSL SECURITY SYSTEMS (SOUTH AFRICA)
                                       (PTY) LIMITED

Jurisdiction of incorporation:         South Africa

Registered no:                         95/09168/07

Date of incorporation:                 30 August 1995

Registered office:                     c/o Syfret Godlonton-Fuller Moore
                                       Incorporated
                                       11th Floor
                                       NBS Waldorf
                                       80 St George's Mall
                                       Cape Town 8001
                                       South Africa

Authorised share capital:              Rand 1,000 divided into 1,000 ordinary
                                       shares of Rand 1 each

Issued share capital:                  Rand 60 divided into 60 ordinary shares
                                       of Rand 1 each

Registered in the names of:            [                                ]

Beneficially owned by:                 DSL Security (Asia) Pte Limited

Directors:                             Alastair Morrison
                                       Richard Bethell

Public officer:                        Colleen Vetch

Auditors:                              KPMG Aiken & Peat

Accounting reference date:             31 December

Name:                                  US DS ZAIRE SARL

Jurisdiction of incorporation:         Zaire

National ID no:                        K28145C

Commercial registration no:            34758

Date of incorporation:                 November 1992

Registered office:                     191 Avenue de L'Equateur
                                       Kinshasa
                                       Combe
                                       Zaire

Authorised share capital:              10,000,000,000 Old Zaires divided into
                                       [          ]

Issued share capital:                  10,000,000,000 Old Zaires divided into
                                       [          ]

Registered in the names of:            Name                          Percentage

                                       US Defense Systems Inc                99
                                       Risasi Msimbwa                         1

Beneficially owned by:                 US Defense Systems Inc.

Directors:                             Risasi Msimbwa (power of attorney has
                                       been granted to Mr Garratt which
                                       enables him to sign on behalf of the
                                       board and on behalf of shareholders)

Secretary:                             Sofikin (unofficially because no
                                       requirement for a secretary)

Auditors:                              Audited through US Defense Systems Inc

Accounting reference date:             31 December

Name:                                  SOCIETE AFRICAINE DE PERSONNEL DE
                                       LOGISTIQUE ET DE LIASON SARL

Jurisdiction of incorporation:         Zaire

National ID no:                        A48686U

Commercial registration no:            27067

Date of incorporation:                 September 1992

Registered office:                     191 Avenue l'Equateur
                                       Kinshasa
                                       Combe
                                       Zaire

Authorised share capital:              5,000,000,000 Old Zaires divided into
                                       [            ]

Issued share capital:                  5,000,000,000 Old Zaires divided into
                                       [            ]

Registered in the names of:            Name                          Percentage

                                       Defence Systems Limited               99
                                       Risasi Msimbwa                         1

Beneficially owned by:                 Defence Systems Limited

Directors:                             Dr Samuel Shoubma

Secretary:                             Sofikin (unofficially because no
                                       requirement for a secretary)

Auditors:                              through DSL/KPMG

Accounting reference date:             31 December

Name:                                  DEFENCE SYSTEMS COLUMBIA SA

Jurisdiction of incorporation:         Columbia

Registered no:                         304160

Date of incorporation:                 23 July 1987

Registered office:                     Carrera 14 No. 87-36
                                       Santafe de Bogota
                                       Columbia

Authorised share capital:              Columbian Pesos 300,000,000 divided into
                                       300,000 shares of 1,000 Columbian Pesos
                                       each

Issued share capital:                  Columbian Pesos 190,000,000 divided into
                                       190,000 shares of 1,000 Columbian Pesos
                                       each

Registered in the names of:            Name                              Number

                                       DSL Holdings Limited             179,550
                                       Alastair Morrison                  1,900
                                       Richard Bethell                    1,900
                                       William Daniell                    1,900
                                       Norman Weston                      4,750

Beneficially owned by:                 DSL Holdings Limited

Directors:                             William Daniell
                                       Harnando Galindo
                                       Norman Weston
                                       Richard Bethell
                                       Roger Brown

Secretary:                             Mauricio Lopez

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  DSL (OVERSEAS) LIMITED

Jurisdiction of incorporation:         Cyprus

Registered no:                         56708

Date of incorporation:                 4 August 1993

Registered office:                     Elma House
                                       10 Mnasiadou Street
                                       Nicosia
                                       Cyprus

Authorised share capital:              C(pound)1,000 divided into 1,000
                                       ordinary shares of C(pound)1 each

Issued share capital:                  C(pound)1,000 divided into 1,000
                                       ordinary shares of C(pound)1 each

Registered in the name of:             Name                              Number

                                       Harry Clerides                         1
                                       Defence Systems Limited              999

Beneficially owned by:                 Defence Systems Limited

Directors:                             Richard Bethell
                                       David Abbot

Secretary:                             Kypros Charalambides

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  GORANDEL TRADING LIMITED

Jurisdiction of incorporation:         Cyprus

Registered no:                         56442

Date of incorporation:                 21 July 1993

Registered office:                     Elma Building
                                       10 Mnasiadou Street
                                       Nicosia
                                       Cyprus

Authorised share capital:              C(pound)1,000 divided into 1,000 shares
                                       of C(pound)1 each

Issued share capital:                  C(pound)1,000 divided into 1,000 shares
                                       of C(pound)1 each

Registered in the names of:            Name                              Number

                                       DSL Overseas Limited                 500
                                       Strontian Holdings Limited           500

Beneficially owned by:                 Name                              Number

                                       DSL Overseas Limited                 500
                                       Strontian Holdings Limited           500

Directors:                             David Abbot
                                       Richard Bethell
                                       Igor Orekhov
                                       Mikhail Golovatov

Secretary:                             Kypros Charalambides

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  JARDINE SECURICOR GURKHA SERVICES LIMITED

Jurisdiction of incorporation:         Hong Kong

Registered under no:                   401004

Date of incorporation:                 2 February 1993

Registered office:                     The Security Centre
                                       481-483 Castle Peak Road
                                       Cheung Sha Wan
                                       Kowloon

Authorised share capital:              HK$10,000 divided into 10,000 shares of
                                       HK$1 each

Issued share capital:                  HK$10,000 divided into 10,000 shares of
                                       HK$1 each

Registered in the names of:            Name                              Number

                                       Jardine Securicor Limited          6,200
                                       Maximum Security Asia Limited      2,000
                                       Defence Systems Limited            2,000

Beneficially owned by:                 Name                              Number

                                       Jardine Securicor Limited          6,200
                                       Maximum Security Asia Limited      2,000
                                       Defence Systems Limited            2,000

Directors:                             Alastair Morrison
                                       [3 appointed by Jardine Securicor
                                       Limited]
                                       [2 appointed by Maximum Security Asia
                                       Limited]

Secretary:                             N/A

Auditors:                              Price Waterhouse

Accounting reference date:             30 September

Name:                                  DSL SECURITY (PNG) PTE

Jurisdiction of incorporation:         Papua New Guinea

Registered no:                         C8303

Date of incorporation:                 1 August 1981

Registered office:                     Second Floor
                                       Mogoru
                                       Moto Building
                                       Champion Parade
                                       Port Moresby NCD

Authorised share capital:              K10,000 divided into 10,000 ordinary
                                       shares of K1 each

Issued share capital:                  K1,000 divided into 1,000 ordinary
                                       shares of K1 each

Registered in the names of:            Name                              Number

                                       Defence Systems Limited              500
                                       Kramer Consultants Pty Limited       500

Beneficially owned by:                 Name                              Number

                                       Defence Systems Limited              500
                                       Kramer Consultants Pty Limited       500

Directors:                             Frank Kramer
                                       Noel Philp
                                       Alastair Morrison

Secretaries:                           Frank Kramer
                                       David Wardley (KPMG)

Auditors:                              KPMG

Accounting reference date:             31 December

Name:                                  DSL - SESEGEUR PERU SA

Jurisdiction of incorporation:         Peru

Registered no:                         119996

Date of incorporation:                 20 February 1995

Registered office:                     Mercantile Registry
                                       Lima
                                       Peru

Authorised share capital:              S/.4,000 divided into 20 'A' class
                                       shares of S/.100 each and 20 'B' class
                                       shares of S/.100 each

Issued share capital:                  S/.4,000 divided into 20 'A' class
                                       shares of S/.100 each and 20 'B' class
                                       shares of S/.100 each

Registered in the name of:             Defence Systems Peru - SESEGUR SA

Beneficially owned by:                 Name                        No and class

                                       Augusto Gabaldoni
                                         Fort                6 'A' class shares
                                       Augusto Gabaldoni
                                         Mujica              7 'A' class shares
                                       Santiago Gabaldoni
                                         Mujica              7 'A' class shares
                                       Defence Systems
                                         Limited            20 'B' class shares

Directors:                             Richard Bethell
                                       William Daniell
                                       Augusto Gabaldoni Mujica
                                       Santiago Gabaldoni Mujica

Secretary and general manager:         Augusto Gabaldoni Mujica

Auditors:                              [               ]

Accounting reference date:             31 December

Name:                                  DEFENSETSE SYSTEMS EQUADOR USDSE SA

Jurisdiction of incorporation:         Equador

Registered no:                         0544

Date of incorporation:                 [                       ]

Registered office:                     Edificio Metropoli, 502
                                       Borja Cavayen y Nunez Vela
                                       Quito
                                       Equador

Authorised share capital:              $10,000,000 divided into 10,000 shares
                                       of $1,000 each

Issued share capital:                  $10,000,000 divided into 10,000 shares
                                       of $1,000 each

Registered in the names of:            Name                        No of shares

                                       US Defense Systems Inc             9,999
                                       Paola Morales                          1

Beneficially owned by:                 US Defense Systems Inc

Directors:                             Alan Golacinski
                                       Alastair Morrison

Secretary:                             Christopher Disney

Auditors:                              Juan Galvez (accountant)

Accounting reference date:             31 December

Name:                                  FAR EAST DEFENCE SYSTEMS LIMITED
                                       (in creditors voluntary liquidation)

Jurisdiction of incorporation:         Hong Kong

Registered no:                         1269266

Date of incorporation:                 24 May 1988

Registered office:                     Prince's Building
                                       8th Floor
                                       GPO Box 50
                                       Hong Kong

Authorised share capital:              S$250,000

Issued share capital:                  [                       ]

Registered in the names of:            Name                        No of shares

                                       DSL Holdings Limited
                                       John Skinner Wilson

Beneficially owned by:                 DSL Holdings Limited

Director:                              Alastair Morrison

Secretary:                             [               ](Solicitors)

Liquidator:                            Mick Bond, KPMG

Auditors:                              KPMG

Accounting reference date:             31 December

Note: Final meeting of members and creditors has been convened for 15 April 1997. The company will be struck off three months from that date.

Name:                                  USDS (MED) LIMITED

Jurisdiction of incorporation:         Cyprus

Registered no:                         32826

Date of incorporation:                 2 August 1988

Registered office:                     Julia House
                                       3 Th Dervis Street
                                       PO Box 3585 Nicosia
                                       Cyprus

Authorised share capital:              C(pound)10,000 divided into 10,000
                                       shares of C(pound)1 each

Issued share capital:                  C(pound)1,000 divided into 1,000 shares
                                       of C(pound)1 each

Registered in the names of:            Name                        No of shares

                                       Defence Systems
                                       International Limited                400
                                       Magenta Holdings Limited             300
                                       Antonius J Vouros Limited            300

Beneficially owned by:                 Defence Systems International Limited

Directors:                             Alastair Morrison
                                       Richard Bethell
                                       A Ridgeway
                                       A Vouros

Secretary:                             Coly Secretarial Limited

Liquidator:

Auditors:                              Coopers & Lybrand

Accounting reference date:             31 December

Note: Registrars of Companies (Cyprus) requested to strike the company off in November 1996, with such strike-off expected in July 1997.

Name:                                  MAXIMUM SECURITY INDOCHINA LIMITED

Jurisdiction of incorporation:         Hong Kong

Registered no:

Date of incorporation:

Registered office:

Authorised share capital:

Issued share capital:

Registered in the names of:            Name                        No of shares




Beneficially owned by:                 DSL Security (Asia) Pte Limited (20%
                                       only)

Director:

Secretary:

Auditors:

Accounting reference date:

                                  SCHEDULE 4
                                  WARRANTIES

1.        Constitution

2.        Accounts

3.        Business

4.        Directors and Employees

5.        Properties

6.        The Group and its Bankers

7.        Accuracy of Information/Reports

                                1. CONSTITUTION

1.1       CONSTITUTIONAL DOCUMENTS

          The memorandum and articles of association or other constitutional documents of the Company in the form attached to the Disclosure Letter are complete and accurate and have embodied therein or annexed thereto copies of all resolutions and agreements as are required by law to be embodied therein or annexed thereto and all amendments thereto (if any) were duly and properly made.

1.2       REGISTER OF MEMBERS

          The register of members of the Company contains true and accurate records of the members from time to time of the Company and the Company has not been subject to any application under any relevant legislation for rectification of such register.

1.3       RETURNS

          All such resolutions returns and other documents required by law to be delivered to the Registrar of Companies have been duly delivered and are true and accurate.

1.4       POWERS OF ATTORNEY

          The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way.

1.5       SUBSIDIARIES

1.5.1 The Company does not have any subsidiary undertakings other than as noted in schedule 3 nor does the Company own any shares or stock in the capital of nor have any beneficial interest in any other company or business organisation nor does the Company control or take part in the management of any other company or business organisation.

1.5.2 Each of the Subsidiaries is a wholly-owned subsidiary of the Company, save as otherwise indicated in schedule 3.

                                  2. ACCOUNTS

2.1       ACCOUNTS WARRANTY

          The Accounts comply with the relevant legislation of the jurisdiction of incorporation of the Company as applicable and have been prepared in accordance with generally accepted accounting principles and practices of such jurisdiction and give a true and fair view of all the assets and liabilities and of the financial position and results of the Company as at and up to the Accounts Date and, without prejudice to the generality of the foregoing, the Accounts:-

          (a) either make adequate provision or reserve for or make fair disclosure in notes of all contingent, postponed or deferred liabilities;

          (b) have not (save as disclosed in the Accounts) been affected by any extraordinary, exceptional or non-recurring item or by any other fact or circumstance rendering the profits or losses for the relevant period unusually high or low.

2.2       ACCOUNTING POLICY

          The Accounts have been prepared in accordance with the accounting policies adopted by the Company as at 31 March 1996.

2.3       DEBT FINANCING

          None of the debts owed to the Company has been the subject of any factoring by the Company.

2.4       MANAGEMENT ACCOUNTS

          The monthly management accounts of the Company for the period since 31 December 1996 up to and including 28 February 1997 in the form attached to the Disclosure Letter and indentified by means of cross-reference:-

          (a) show a fair view of the affairs of the Company for periods to which they relate it being acknowledged by AHI that the management accounts are not audited;

          (b) do not overstate assets or profits or understate liabilities or losses to a material extent; and

          (c)      are not misleading in any material respect.

2.5       FIXED ASSETS

          The value of all of the fixed assets of the Company as shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

2.6       OFF BALANCE SHEET FINANCING

          Neither the Company nor any associated company has engaged in any financing (including without prejudice to the generality of the foregoing the incurring of any borrowing or any indebtedness in the nature of borrowing including without limitation liabilities in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

2.7       ACCOUNTING REFERENCE DATE

          The Company has notified to the Registrar of Companies the date specified against "Accounting reference date" in the relative section of Schedule 2 or 3 (as appropriate) as being its accounting reference date pursuant to the relevant legislation in the jurisdiction of incorporation of the Company.

2.8       BOOKS OF ACCOUNT AND CORPORATE RECORDS

2.8.1 The Company has properly kept and maintained all necessary books of account all minute books, records, register of members and other statutory books.

2.8.2 All material deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company and which are material to the conduct of its business, including, without limitation:-

          (a) all certificates of incorporation, statutory books and share certificate books relating to the Company;

          (b) all material land certificates, charge certificates, leases, title deeds and other documents relating to the Properties;

          (c) all material insurance policies in any way relating to or concerning the businesses of the Company; and

          (d) all material licences, consents, permits and authorisations obtained by or issued to the Company or any officer or employee thereof in connection with the business carried on by it are in the possession of the Company.

                                  3. BUSINESS

3.1       BUSINESS SINCE THE ACCOUNTS DATE

          Since the Accounts Date the business of the Company has been conducted in the ordinary course of trading, there has been no material adverse change in the financial or trading position of the Company and the business of the Company has been conducted on a normal basis and the Company has not disposed of any of its assets to any Vendor or any person connected (within the meaning of section 839 T.A.) with a Vendor or otherwise than in the normal course of business or declared or paid any dividend on any of its Shares or effected any distribution of its assets or made any loan or other payment other than in the normal course of business.

3.2       CHARGES AND TITLE TO ASSETS

3.2.1 The Company has not created or agreed to create or suffered to arise any Encumbrance over any part of its undertaking or assets and the Company has a good and marketable title to all the assets included in the Accounts and to all other assets (tangible or intangible) used for the purpose of the Company's business at the date hereof and to all assets acquired since the Accounts Date and prior to Completion.

3.2.2 No person other than the Company has any right, title or interest (present or future) in any asset of the Company.

3.3       CONTRACTS

3.3.1 Full and accurate details of any bill of sale or any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are contained in the Disclosure Letter.

3.3.2 The Disclosure letter contains reasonable details of all subsisting contracts to which the Company is a party and which:-

          (a) is expected to generate aggregate revenue to the Company of more than (pound)250,000:

          (b) are outside the ordinary course of business of the Company;

          (c) are incapable of termination in accordance with their terms, by the Company, on six months' notice or less;

          (d) are of a loss-making nature (that is, a contract with a direct contract contribution of less than 10 per cent excluding any local overhead allocation);

          (e) cannot readily be fulfilled or performed by the Company on time without undue, or unusual, expenditure of money, effort or personnel in the context of the business of the Company or which could give rise to monetary penalties;

          (f) involve an aggregate capital expenditure by the Company during any twelve month period of more than $100,000;

          (g) restrict its freedom to engage in any activity or business or confine its activity or business to a particular place; or

          (h) are capable of termination (without liability for compensation) by any other person on a change in the management control or shareholding of the Company or by reason of the sale of the Shares under this agreement and the Disclosure Letter specifically identifies which of such contracts are disclosed against which of the above paragraphs of this Warranty.

3.3.3 Each of the contracts referred to in Warranty 3.3.2 is in full force and effect and not voidable.

3.3.4 The Company has not been notified of, and the Warrantors are not aware of, any breach by the Company of any of its obligations under any contract to which it is a party or by which it is bound.

3.3.5 Subsequent to Completion the Company will not have any contractual or other arrangements of any sort with any of the Vendors or any body corporate or person connected or associated with any of the Vendors.

3.4       EVENTS OF DEFAULT

          So far as the Warrantors are aware, no event has occurred or is subsisting which constitutes or results in or would with the giving of notice and/or lapse of time constitute or result in a default or the acceleration of any obligation under any agreement or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets are bound.

3.5       CHANGE OF CONTROL

          To the best of the Warrantors' knowledge, information and belief, after Completion as a result of the proposed acquisition of the Company by AHI:-

          (a) no customer of the Company will cease, or be entitled to cease, to deal with the Company or may substantially reduce its existing level of business with the Company;

          (b)      no officer or senior employee of the Company will leave.

3.6       MATERIAL CUSTOMERS

          The Disclosure Letter contains full details of all former customers who accounted for annual billings of more than $500,000 of the Company who have ceased to be customers of the Company or have materially reduced their business with the Company in each case in the 12 months prior to Completion.

3.7       GUARANTEES ETC.

          The Company has not given any guarantee, indemnity, warranty or bond or incurred any other similar obligation or created any security for or in respect of liabilities, actual or contingent, of any other person.

3.8       OPTIONS OVER SHARES ETC.

          Since the Accounts Date no share or loan capital has been created or issued or agreed to be created or issued and there are not any options or other agreements outstanding which call or give any person the right to call (whether or not subject to conditions) for the issue of any share or loan capital of the Company and none of the Vendors is under any obligation of any kind whatsoever whether actual or contingent to sell, charge or otherwise dispose of any of the Shares or any interest therein to any other person.

3.9       LITIGATION

3.9.1 The Company is not engaged in any litigation, arbitration, prosecution or other legal proceedings (whether as plaintiff, defendant or third party), the Company has not been notified that any such proceedings are pending or threatened and so far as the Warrantors are aware there are no claims, facts or events which should reasonably be expected to give rise to any such proceedings.

3.9.2 The Company is not engaged in and has not in the last three years been engaged in and so far as the Warrantors are aware no facts or events exist or have occurred which are likely to cause the Company to be involved in proceedings or enquiries before any governmental or municipal board of enquiry or commission or any other administrative body (whether judicial quasi-judicial or otherwise) in which any unfavourable judgment or decision would or should reasonably be expected to affect materially and adversely the business of the Company.

3.10      TRADE MARKS ETC.

3.10.1 The Company has sufficient right, title and ownership of all its intangible property, including all patents, trade marks, service marks, trade names, copyrights, licences, information and proprietary rights ("PROPRIETARY RIGHTS"), or adequate licences, rights or purchase options with respect to the foregoing, necessary for its business as now conducted, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others.

3.10.2 The trade marks, service marks, patents, registered designs and copyrights and other intellectual property rights (and applications for registration of the same) particulars of which are set out in the Disclosure Letter are beneficially owned by, and where registrable, are registered in the name of the Company listed as the owner of such right or assets free from any Encumbrance and there are no registered user agreements, know-how agreements, licences or other rights whatsoever granted in respect thereof and, so far as the Warrantors are aware, no event has occurred whereby any of them have or might cease to be valid and subsisting.

3.10.3 So far as the Warrantors are aware the Company has conducted its business without infringing the Proprietary Rights of any person.

3.11      PROPERTY IN OTHER COMPANIES

          The Company is not liable to offer for sale transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement or to take or suffer any action upon the happening of any such event specified in warranty 3.8.

3.12      INSURANCE

3.12.1 The Company has produced to AHI copies of all insurance policies in effect in relation to its business and assets and all such policies are in full force and effect and not voidable.

3.12.2 So far as the Warrantors are aware there are no circumstances which might reasonably be expected to lead to any liability under such insurance being avoided by the insurers and the Company has not received notice that there is any claim outstanding under any such policy nor are the Warrantors aware of any circumstances likely to give rise to a claim.

3.12.3 The Disclosure Letter includes a summary with reasonable details of all claims made under the insurance policies of the Company in the three years prior to Completion.

3.13      COMPLIANCE WITH LEGISLATION

3.13.1 The Company has not received notice that it or any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, order, regulation or the like which is punishable by fine or other penalty or which may impose any other liabilities on the Company or affect the validity or enforceability of any agreement or arrangement to which it is a party and which would be material to the Company.

3.13.2 Without prejudice to the generality of the foregoing, the Company has received no notice that it has done or omitted to do any act or thing in contravention of the provisions of the Restrictive Trade Practices Acts 1976 and 1977, the Fair Trading Act 1973, the Competition Act 1980, Articles 85 and 86 of the Treaty of Rome, the Resale Prices Act 1976, the Trade Descriptions Act 1968, the Consumer Credit Act 1974, the Consumer Protection Act 1989, the Companies Act 1985, the Financial Services Act 1986, the Banking Act 1987, the Food Safety Act 1990 and the United States Foreign Corrupt Practices Act and so far as the Warrantors are aware all statutory, municipal and other like requirements (including orders and regulations affecting businesses carried on in member states of the European Economic Community) applicable to the business of the Company have been complied with in all material respects.

3.13.3 The Warrantors are not aware of any proposed or pending changes in law or regulation which would have a material adverse effect on the business of the Company.

3.14      LICENCES

          So far as the Warrantors are aware, the Company has all licences, permissions, permits, consents and authorisations required for the carrying on of its business and which the failure to have would have a material adverse effect on the Company, the Company has not received notice that it is in breach of the terms or conditions of such licences, permissions, permits, consents and authorisations and so far as the Warrantors are aware, there are no pending or threatened proceedings which should reasonably be expected to affect in any way such licences, permissions, permits, consents and authorisations and the Warrantors are not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.

3.15      GRANTS

          The Company has not received any financial assistance from any supranational, national or local agency, body or authority which will become repayable as a result of the purchase by AHI of the Ordinary Shares.

3.16      INSOLVENCY

          The Company is able to pay its debts as they fall due, is not insolvent and no steps have been taken nor are the Warrantors aware of any grounds on which any steps could be taken to appoint any receiver, administrator or liquidator in respect of the Company or any of its assets.

3.17      TAX

3.17.1 So far as the Warrantors are aware, the Company will not suffer any liability to Tax other than:-

          (a) Tax the liability for which was provided for or expressly taken into account in the preparation of the Accounts; or

          (b) Tax arising in the ordinary course of the Company's trade since the Accounts Date in consequence of any act or omission occurring or any profits arising (or deemed for Tax purposes to arise) on or before Completion.

3.17.2 So far as the Warrantors are aware, the Company has made all returns and supplied all information and given all notices to all relevant authorities having competence in relation to Tax as reasonably requested or required by law within any requisite period and all such returns and information and notices are correct and accurate in all material respects and are not the subject of any dispute and there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

                          4. DIRECTORS AND EMPLOYEES

In this section 4, "SENIOR EMPLOYEE" means an employee of the Company whose total annual remuneration at the date hereof exceeds (pound)40,000.

4.1 The names and addresses of Directors and Secretaries shown in schedules 1, 2 and 3 are true and complete and no person not named therein as such is a director of the Company.

4.2 The particulars of all employees annexed to the Disclosure Letter show all remuneration and other benefits:-

          (a)      actually provided; and

          (b) which the Company is bound to provide (whether now or in the future)

          to each officer and senior employee of the Company and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors and officers insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings (the "SCHEMES") operated for all or any employees or former employees of the Company or their dependants whether legally binding on the Company or not.

4.3 The Schemes have at all times been operated in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed and, so far as the Warrantors are aware, all tax clearances and approvals necessary to obtain favourable tax treatment for the Company and/or the participants in the Schemes have been obtained and not withdrawn and no act or omission has occurred which has or could prejudice any such tax clearance and/or approval.

4.4 The terms of employment or engagement of all employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated by not more than 12 months' notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment).

4.5 Since the Accounts Date the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any of its directors, officers or senior employees and the Company is under no obligation to make any such changes with or without retrospective operation.

4.6 The Disclosure Letter contains copies of and full details of all rights and liabilities relating pursuant to any collective agreements (whether with a trade union, staff association or any other body representing workers and whether legally binding or not) concerning the Company.

4.7 There are no amounts owing or agreed to be loaned or advanced by any of the Vendors or by the Company to any directors, officers and employees of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year, for reimbursement of expenses or bona fide travel advances).

4.8 No director, officer or senior employee of the Company is at present under notice to terminate his employment (either given or received).

4.9 There are no terms or conditions under which any director, officer or expatriate employee of the Company is employed, nor has anything occurred that should reasonably be expected to give rise to any material claim against the Company for sex, race or other unlawful discrimination.

4.10 The salaries and wages and other benefits of all senior employees of the Company have been paid or discharged in full in respect of the period up to Completion.

4.11 The only schemes or arrangements to which the Company is a party whose purpose is the provision of "relevant benefits" (as defined in section 612 Income and Corporation Taxes Act 1988) are the DSL
          (1995) Group Pension Scheme, the DSL Offshore Pension Scheme, the DSL Directors Special Pension Scheme and the USDS Retirement Plan (the "PENSION SCHEMES").

4.12 Other than benefits payable on death which are fully insured the Pension Schemes provide only money purchase benefits (as defined in section 181 Pension Schemes Act 1993) and no promise or assurance has been given to any beneficiary of the Pension Schemes that his benefits other than insured death benefits will be calculated by reference to any person's remuneration or equate (approximately or exactly) to any particular amount.

4.13 The Pension Schemes comply with all applicable legal and regulatory requirements, and have all appropriate governmental and fiscal approvals, in the appropriate jurisdiction and the Vendors are not aware of any outstanding claims or litigation (including complaints to the Pensions Ombudsman) in respect of the Pension Scheme, nor of any circumstances likely to give rise to any such claims or litigation, or likely to prejudice such approval.

4.14 The Company is under no obligation to contribute to any personal pension scheme.

                                 5. PROPERTIES

5.1 The Properties comprise all the freehold and leasehold land owned used or occupied by the Company and all the rights vested in and all agreements whereby the Company has any financial entitlement or obligation (whether actual or contingent) relating to any land at the date hereof.

5.2 The Company has under its control all title deeds and documents necessary to prove its title to the Properties and the same are original documents or properly examined abstracts.

5.3 There are no agreements, covenants, restrictions, exceptions, reservations, conditions, rights, privileges or stipulations affecting the Properties which are financially onerous to a material extent.

5.4 The Company has duly performed observed and complied with all covenants, restrictions, exceptions, reservations, conditions, agreements, statutory and common law requirements, by-laws, orders, building regulations and other stipulations and regulations affecting the Properties and where appropriate the Company has obtained a fire certificate for all the Properties.

5.5 Each of the Properties which is leasehold is held under the lease brief details of which are set out in the Disclosure Letter and no licences or collateral arrangements or concessions have been entered into or granted and there are no rent reviews which are in the course of being determined.

5.6 The Company is in exclusive occupation of each and every part of the Properties.

5.7 The existing use of each of the Properties is the lawful permitted use under the relevant planning legislation and in the case of leasehold property under the terms of the lease or tenancy agreement under which such property is held or otherwise and are not temporary uses.

5.8 There are no outstanding enforcement or other notices or proceedings issued in respect of any of the Properties and there is no resolution or proposal for compulsory acquisition by the local or any other authority.

                         6. THE GROUP AND ITS BANKERS

6.1       BANK ACCOUNTS

          The most recent statement of each bank account of the Company is attached to the Disclosure Letter. The Company does not have any other bank or deposit accounts (whether in credit or overdrawn) not included in such statements. Since the date to which each such statement was prepared there have been no payments out of the relative account except for routine payments.

6.2       EVENTS OF DEFAULT - INDEBTEDNESS

          The Company has complied with the original payment schedules in respect of all and any indebtedness remaining outstanding at Completion.

                          7. ACCURACY OF INFORMATION

7.1 All information contained in schedules 1, 2, 3 and 5 to this agreement is true and correct in all material respects.

7.2 All information contained in the Disclosure Letter is true and correct in all material respects and is not misleading.

7.3 Each answer given to AHI in response to to the Information Request IN THE AGREED FORM was when given and is now true and correct in all material respects and so far as the Warrantors are aware no matter or fact has not been disclosed in response thereto the omission of which renders any of the answers given misleading in any material respect.

7.4 So far as the Warrantors are aware, the statements of fact contained in the schedule IN THE AGREED FORM headed "Exhibit 'A'" are true and accurate in all material respects and are not misleading in any material respect.

7.5 The forecasts and projections of the Company for the periods ending 31 December 1997, 1998 and 1999 contained in the schedule IN THE AGREED FORM headed "Exhibit 'A'" are reasonably believed by the Warrantors to be reasonable and to be based on reasonable assumptions all of which are expressed therein.

7.6 So far as the Warrantors are aware, each of the "appropriate employees" referred to in clause 1.9 has made all reasonable enquiries as to the subject matter of the enquiries made of him as to the accuracy of the Warranties and the responses to the Information Request IN THE AGREED FORM.

                                  SCHEDULE 5
                                THE PROPERTIES

1.        ANGOLA

          Offices in Luanda



2.        BOSNIA

          Tranpina Street, No 4
          Sarajevo

          o Contract in respect of property in dated 21 March 1997 Lessor - Tvornica Carapa "KLJUC" Sarajevo Lessee - Defence Systems Limited Premises - Offices
                   Rent - 30 DM per m(2) (1350 DM per month) payable in advance. Rent subject to review Term - 21 March 1997 onwards effective as long as lessee needs the offices and the lessor can continue the Lease. The lessor may not determine the Lease for at least six months.



3.        COLUMBIA



4.        ENGLAND

(a)       Egginton House
          25-28 Buckingham Gate
          London SW1E 6LD

          o Lease of 7th floor Egginton House Landlord - MEPC plc Tenant - Advent Limited Term - 26 January 1984 until 24 March 2002
                   Annual rent - (pound)41,000 payable quaterly in advance on the usual quater days, subject to review

          o Licence for Assignment of Lease dated 13 July 1984 of 7th floor Egginton House

          o Deposit of rent dated 16 October 1990 relating to Lease dated 13 July 1984 of 7th floor Egginton House


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



          o Certificate of registration of Charge created by DSL Holdings Limited in respect of Lease dated 13 July 1984 of 7th floor Egginton House

          o        Lease dated 30 July 1984 of 7th floor Egginton House

          o Lease dated 23 March 1994 of 5th Floor Egginton House Landlord - MEPC plc Tenant - DSL Holdings Limited Term - 23 March 1994 until 24 March 2002
                   Annual rent - Peppercorn rent until 22 February 1995 and thereafter (pound)30,000 payable quaterly in advance on the usual quater days, subject to review

          o Lease dated 7 June 1996 of Lower Ground Floor Egginton House Landlord - MEPC plc Tenant - Defence Systems Limited Term - 7 June 1996 until 24 March 2002 Annual rent - Peppercorn rent until 6 December 1996 and thereafter (pound)25,000 payable quaterly in advance on the usual quater days, not subject to review

          o Further documentation (in Portuguese) relating to 7th floor Egginton House


(b)       16 Palace Street
          London SE1

          o        Licence dated 12 June 1995 re car parking spaces
                   Grantor - Land Securities plc
                   Licensee - Defence Systems Limited
                   Car parking space - 2 car parking spaces at quarterly licence fee of (pound)1,000 Term - 25 March 1995 to 23 June 1995 may be revoked on any quarter period after the expiration of this period by not less than one quarters notice in writing as by either of the parties


(c)       Office Studio 2
          Horwich Business Centre

          o         Informal tenancy arrangement



5.        JERSEY

          Shop 7
          Wests Centre
          Bath Street
          Vingtaine du Haut de la Ville
          St Helier

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

          Jersey

          o        Lease
                   Landlord - Numerical Limited
                   Tenant - Defence Systems Limited
                   Term - 1 September 1988 until 23 June 2000
                   Annual rent - (pound)4,335 payable quaterly in advance on the usual quater days, subject to review

          o Transfer of Lease from Hadrian Management Limited to Defence Systems Limited dated 19 January 1996.



6.        KAZAKHSTAN

          o         Freehold of a flat



7.        KWENHA



8.        MOZAMBIQUE

          o Informal tenancy arrangement, made by way of letter Rent - US$388 per month.



9.        SINGAPORE

          Blk 305 Ubi Avenue
          1#02-167
          Singapore 400305

          o        Lease
                   Landlord - Trend Interior Design & Construction Pte Ltd Tenant - DSL Security (Asia) Pte Ltd Term - 1 May 1996 until 30 April 1998 Monthly rent - S$1,200 payable in advance on the first day of each month, not subject to review



10.       UNITED STATES


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



          o        Lease amendment dated 10 April 1994
                   Landlord - IPP (Nevada) Inc
                   Tenant - US Defence Systems Inc
                   Term - due to end on May 31 1996 with an option to extend for an additional period of 18 months exercisable by the tenant by delivering a written notice to the landlord not more than 12 months nor less than 120 days prior to the expiration of the term.
                   Annual rent - $24,354.00

SIGNED by                                                      )
for and on behalf of                                           )
ARMOR HOLDINGS, INC                                            )


SIGNED by                                                      )
for and on behalf of                                           )
ARMOR HOLDINGS LIMITED                                         )


SIGNED by                                                      )
for and on behalf of                                           )
NATWEST VENTURES NOMINEES LIMITED                              )


SIGNED by                                                      )
for and on behalf of                                           )
PHOENIX GENERAL PARTNER LIMITED                                )


SIGNED by                                                      )
for and on behalf of                                           )
COMPASS REPRESENTATIVES LIMITED                                )


SIGNED by ALASTAIR MORRISON                                    )


SIGNED by RICHARD BETHELL                                      )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
ALAN GOLACINSKI                                                )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
WILLIAM DANIELL                                                )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
MIKHAIL GOLOVATOV                                              )

SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
NOEL PHILP                                                     )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
DAVID ABBOT                                                    )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
JONATHAN GARRATT                                               )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
CHRISTOPHER DISNEY                                             )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
PAUL BEAT                                                      )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
DAVID DE STACPOOLE                                             )


SIGNED by                                                      )
as duly authorised attorney                                    )
for and on behalf of                                           )
ROGER BROWN                                                    )


SIGNED as a DEED and DELIVERED                                 )
by MARTIN BRAYSHAW                                             )
in the presence of:-                                           )

                                   CONTENTS


CLAUSE                                                                 PAGE

1.            INTERPRETATION...........................................  1
2.            SALE AND PURCHASE .......................................  5
3.            CONSIDERATION............................................  6
4.            COMPLETION...............................................  7
5.            WARRANTIES GIVEN BY THE WARRANTORS.......................  9
6.            LIMITATION ON LIABILITY IN RESPECT OF THE
              WARRANTIES GIVEN BY THE WARRANTORS....................... 12
7.            WARRANTIES GIVEN BY AHI AND AHL.......................... 16
8.            RESTRICTIONS............................................. 19
9.            ANNOUNCEMENTS, ETC....................................... 21
10.           COSTS.................................................... 21
11.           EFFECT OF COMPLETION..................................... 21
12.           ENTIRE AGREEMENT......................................... 21
13.           WAIVER, AMENDMENT........................................ 21
14.           FURTHER ASSURANCES....................................... 22
15.           NOTICES.................................................. 22
16.           COUNTERPARTS............................................. 23
17.           GOVERNING LAW AND SUBMISSION TO
              JURISDICTION............................................. 23
18.           INVALIDITY............................................... 23
19.           NO RIGHTS OF TERMINATION................................. 23
SCHEDULE 1
The Vendors............................................................ 25
SCHEDULE 2
Particulars relating to the Company.................................... 27
SCHEDULE 3
Particulars relating to the Subsidiaries............................... 28
SCHEDULE 4
Warranties............................................................. 48
SCHEDULE 5
The Properties......................................................... 62



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